SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report:  May 14, 2003

(Date of earliest event reported)

Appliance Recycling Centers of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

7400 Excelsior Boulevard Minneapolis, MN		55426-4517
(Address of principal executive offices)

(952) 930-9000
(Registrant’s telephone number, including area code)

Item 5.                                                             Other Events.

On April 22, 2003, Appliance Recycling Centers of America, Inc. issued a press release announcing its first quarter results.  The Company reported revenues of $10,026,000 for the first quarter of 2003 ended March 29, down from $11,699,000 in the year-earlier period.  The Company also reported a net loss of $816,000 or $0.35 per basic share, compared to earnings of $238,000 or $0.07 per diluted share in the first quarter of 2002.  A copy of the press release is attached as an exhibit to this filing on Form 8-K.

Item 7 (c).                                            Exhibits.

99                                    Press Release dated April 22, 2003, announcing its first quarter 2003 operating results.

Date: May 14, 2003	/s/ Linda Koenig

Linda Koenig, Vice President of Finance